Tecogen Announces Third Quarter 2021 Results
Net Income of $3.6 million YTD 2021 and $1.5 million for Q3 2021
Diluted earnings per share of $0.14/share YTD 2021 and $0.06/share for Q3 2021

WALTHAM, Mass., November 10, 2021 - Tecogen Inc. (OTCQX:TGEN), a leading manufacturer of clean energy products, reported net income of $1.5 million for the quarter ended September 30, 2021 compared to a net loss of $0.2 million in 2020, an improvement of $1.7 million. For the nine months ended September 30, 2021, net income was $3.6 million compared to a net loss of $2.1 million, an improvement of $5.7 million. The increase in net income for both periods was due to the benefit from the CARES Act payroll support programs. Our gross margin increased to 47.3% in the nine months ended September 30, 2021 compared to 37.5% for the same period in 2020.
Key Takeaways
Earnings Per Share
•Net income (loss) per share, basic and diluted, was net income of $0.15 and $0.14 per share, respectively, in nine months ended September 30, 2021 compared to a loss of $0.08 and $0.08 per share in the nine months ended September 30, 2020.
•Net income (loss) per share, basic and diluted, was net income of $0.06 in the third quarter of 2021 compared to a loss of $0.01 in the third quarter of 2020.
Revenues
•Revenues for the quarter ended September 30, 2021 were $5.0 million compared to $7.2 million for the same period in 2020, a 30.3% decrease.
◦Product revenue was $1.9 million in Q3 2021 compared to $2.7 million in the same period in 2020, a decline of 30.8%, primarily due to lower cogeneration and chiller unit volume.
◦Services revenue was $2.8 million in Q3 2021 compared to $4.1 million in the same period in 2020, a decline of 31.4%, primarily due to reduced lower margin installation activity. Services contract revenue increased 5.9% to $2.8 million compared to $2.6 million in the third quarter of 2020.
◦Energy Production revenue decreased by $53 thousand, or 14.5%, to $315 thousand in Q3 2021 compared to $369 thousand in the same period in 2020.

•For the nine months ended September 30, 2021 revenues were $17.2 million compared to $22.6 million for the same period in 2020, a decrease of $5.4 million or 23.8% year over year.

◦Product revenue was $6.4 million in the nine months ended September 30, 2021 compared to $9.5 million in the same period in 2020, a decline of 32.5%, primarily due to lower cogeneration unit volume.
◦Services revenue was $9.4 million in the nine months ended September 30, 2021 compared to $11.7 million in the same period in 2020, a decline of 19.0%, primarily due to reduced lower margin installation activity. Services contract revenue increased 14.3% to $8.6 million compared to $7.5 million in the same period in 2020.
◦Energy production revenue in the nine months ended September 30, 2021 was $1,339 thousand, compared to $1,396 thousand for the same period in 2020, a decrease of $56 thousand, or 4.0%.

Gross Profit
•Gross profit for the third quarter of 2021 was $2.3 million compared to $2.8 million in the third quarter of 2020. Gross margin improved to 46.7% in the third quarter compared to 38.7% for the same period in 2020 due to higher Product margin which increased to 44.6% in Q3 2021 from 40.2% in Q3 2020 and Services margin which improved to 48.1% in Q3 2021 from 37.0% in Q3 2020.
•Gross profit for the nine months ended September 30, 2021 was $8.1 million compared to $8.5 million for the same period in 2020, a decrease of $0.3 million, or 4.1%. During the nine months ended September 30, 2021 gross margin increased to 47.3% compared to 37.0% for the same period in 2020 due to higher Product margin which increased to 44.1% from 40.9% and higher Services margin which increased to 50.4% from 34.9%.

Operating Expenses
•Operating expenses increased by 8.6% to $3.3 million for the third quarter of 2021 compared to $3.0 million in the same period of 2020. Operating expenses increased due to increased payroll and payroll related expenses and sales commissions compared to Q3 2020.
•For the nine months ended September 30, 2021 operating expenses decreased $0.8 million, or 7.9%, to $9.5 million compared to $10.3 million in the same period in 2020. The decrease in operating expenses in the nine month period was primarily due to cost controls, resulting in decreased payroll and payroll related expenses and reductions in other operating expenses compared to the same periods in 2020.

Loss from Operations
•Our loss from operations for the three months ended September 30, 2021 was $0.9 million compared to a loss of $0.2 million for the same period in 2020, an increase of $0.7 million. The increase in our loss from operations is due primarily to the lower revenue for our Products and Services Segment and our Energy Production Segment and an increase in operating expenses.
•For the nine months ended September 30, 2021, our loss from operations was $1.4 million compared to a loss of $1.8 million for the same period in 2020, a decrease of $0.5 million. The decrease in our loss from operations is due primarily to the $0.8 decrease in operating expenses.

Adjusted EBITDA(1) was a negative $197 thousand for the third quarter of 2021 compared to negative $67 thousand for the third quarter of 2020. For the nine months ended September 30, 2021 adjusted EBITDA was a positive $0.4 million compared to a negative $1.2 million for the nine months ended September 30, 2020. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets and the extinguishment of debt. See the table following the Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the company's use of Adjusted EBITDA).
“This quarter was challenging due to the significant supply chain impacts on our Product Segment. We have mitigated a majority of these impacts, but were unable to ship some product during Q3 due to supplier constraints. As a result our Product Segment revenue was significantly impacted,” commented Benjamin Locke, Tecogen's Chief Executive Officer. “We expect Product sales to rebound in the fourth quarter of 2021 and further into 2022. We are pleased with the recent announcement of an order for 12 Inverde E+ units and 3 chillers which are scheduled to be shipped during Q4 2021 and Q1 2022. Our Energy Production assets are gradually returning to normal operation as COVID related closures and restrictions are eased, and our Service maintenance revenues continue to grow each quarter. Our board and management team are cautiously optimistic regarding anticipated improvements to product sales as evidenced by one Board member's decision to acquire an additional 150,000 shares of equity in the company on October 27, 2021 at the current market price."
Operational Highlights:
•Issued a press release on November 10, 2021 announcing an order for 12 InVerde E+ units and 3 Tecochill chillers which are scheduled to be shipped during Q4 2021 and Q1 2022.
•Recognized Employee Retention Credits of $0.6 million and $1.3 million, respectively, in the third quarter and in the nine months of 2021.
•Paycheck Protection Program Second Draw Loan forgiven in full on September 8, 2021.
•Sales backlog as of November 10, 2021 is $11.4 million, comprised of $11.2 million of products and $0.2 million of installation services.

Conference Call Scheduled for November 11, 2021 at 11:00 am ET
Tecogen will host a conference call on November 11, 2021 to discuss the third quarter results beginning at 11:00 am eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Third Quarter 2021 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.

In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost, Tecopack and Ultera are registered or pending trademarks of Tecogen Inc.
Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and on our Form 8-K filed on November 10, 2021, under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:

Benjamin Locke
P: 781-466-6402
E: Benjamin.Locke@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$3,351,231	$1,490,219
Accounts receivable, net	7,728,737	8,671,163
Unbilled revenue	3,842,282	4,267,249
Employee retention credit	1,276,021	—
Inventories, net	7,922,044	7,168,596
Prepaid and other current assets	572,783	597,144
Total current assets	24,693,098	22,194,371

Property, plant and equipment, net	1,917,483	2,283,846
Right of use assets	2,019,166	1,632,574
Intangible assets, net	1,234,047	1,360,319
Goodwill	2,406,156	2,406,156
Other assets	210,800	196,387
TOTAL ASSETS	$32,480,750	$30,073,653

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable	$—	$837,861
Accounts payable	3,546,950	4,183,105
Accrued expenses	2,216,673	1,993,471
Deferred revenue	1,850,371	1,294,157
Lease obligations, current	628,950	506,514
Total current liabilities	8,242,944	8,815,108
Long-term liabilities:
Note payable, net of current portion	—	1,036,339
Deferred revenue, net of current portion	250,981	115,329
Lease obligations, long-term	1,479,495	1,222,492
Deferred payroll tax liability, net of current portion	131,224	—
Unfavorable contract liability	1,348,892	1,617,051
Total liabilities	11,453,536	12,806,319

Commitments and contingencies	—	—

Stockholders’ equity:
Tecogen Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 and 24,850,261 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	24,850	24,850
Additional paid-in capital	56,965,083	56,814,428
Accumulated deficit	(35,896,586)	(39,529,621)
Total Tecogen Inc. stockholders’ equity	21,093,347	17,309,657
Non-controlling interest	(66,133)	(42,323)
Total stockholders’ equity	21,027,214	17,267,334
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,480,750	$30,073,653

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	September 30, 2021	September 30, 2020
Revenues
Products	$1,871,332	$2,705,422
Services	2,829,244	4,125,590
Energy production	315,292	368,695
Total revenues	5,015,868	7,199,707
Cost of sales
Products	1,036,396	1,617,626
Services	1,467,019	2,597,729
Energy production	170,518	197,608
Total cost of sales	2,673,933	4,412,963
Gross profit	2,341,935	2,786,744
Operating expenses
General and administrative	2,473,190	2,318,789
Selling	656,885	563,857
Research and development	122,031	111,253
Total operating expenses	3,252,106	2,993,899
Loss from operations	(910,171)	(207,155)
Other income (expense)
Interest and other income (expense), net	(4,798)	(12)
Interest expense	(3,855)	(4,845)
Gain on extinguishment of debt	1,885,655	—
Employee retention credit	562,253	—
Unrealized gain (loss) on investment securities	(37,497)	—
Total other income (expense), net	2,401,758	(4,857)
Income (loss) before provision for state income taxes	1,491,587	(212,012)
Provision for state income taxes	3,000	9,397
Consolidated net income (loss)	1,488,587	(221,409)
Income attributable to the non-controlling interest	(21,890)	(10,511)
Net income (loss) attributable to Tecogen Inc.	$1,466,697	$(231,920)

Net income (loss) per share - basic	$0.06	$(0.01)
Net income (loss) per share - diluted	$0.06	$(0.01)
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	25,154,905	24,850,261

	Three Months Ended
	September 30, 2021	September 30, 2020
Non-GAAP financial disclosure (1)
Net income (loss) attributable to Tecogen Inc.	$1,466,697	$(231,920)
Interest expense, net	8,653	4,857
Income taxes	3,000	9,397
Depreciation & amortization, net	116,166	100,304
EBITDA	1,594,516	(117,362)
Gain on extinguishment of debt	(1,885,655)	—
Stock based compensation	56,889	50,582
Unrealized loss on investment securities	37,497	—
Adjusted EBITDA	$(196,753)	$(66,780)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
Revenues
Products	$6,439,981	$9,543,316
Services	9,438,702	11,658,263
Energy production	1,339,448	1,395,886
Total revenues	17,218,131	22,597,465
Cost of sales
Products	3,601,408	5,640,965
Services	4,684,008	7,583,710
Energy production	796,933	887,888
Total cost of sales	9,082,349	14,112,563
Gross profit	8,135,782	8,484,902
Operating expenses
General and administrative	7,365,495	7,645,729
Selling	1,747,959	2,022,027
Research and development	381,064	641,616
Total operating expenses	9,494,518	10,309,372
Loss from operations	(1,358,736)	(1,824,470)
Other income (expense)
Interest and other income (expense), net	(7,127)	11,953
Interest expense	(13,583)	(121,084)
Gain on extinguishment of debt	3,773,014	—
Employee retention credit	1,276,021	—
Gain on sale of investment securities	6,046	—
Unrealized gain (loss) on investment securities	18,749	(98,403)
Total other income (expense), net	5,053,120	(207,534)
Income (loss) before provision for state income taxes	3,694,384	(2,032,004)
Provision for state income taxes	18,991	27,791
Consolidated net income (loss)	3,675,393	(2,059,795)
Income attributable to non-controlling interest	(42,358)	(28,400)
Net income (loss) attributable to Tecogen Inc.	$3,633,035	$(2,088,195)
Net income (loss) per share - basic	$0.15	$(0.08)
Net income (loss) per share - diluted	$0.14	$(0.08)
Weighted average shares outstanding - basic	24,850,261	24,850,257
Weighted average shares outstanding - diluted	25,131,165	24,850,257

	Nine Months Ended
	September 30, 2021	September 30, 2020
Non-GAAP financial disclosure (1)
Net income (loss) attributable to Tecogen Inc.	$3,633,035	$(2,088,195)
Interest & other expense, net	20,710	109,131
Income taxes	18,991	27,791
Depreciation & amortization, net	357,636	293,941
EBITDA	4,030,372	(1,657,332)
Gain on extinguishment of debt	(3,773,014)	—
Stock based compensation	150,655	132,312
Unrealized (gain) loss on marketable securities	(18,749)	98,403
Gain on sale of marketable securities	(6,046)	—
Non-cash abandonment of intangible assets	7,400	179,944
Adjusted EBITDA	$390,618	$(1,246,673)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets and extinguishment of debt), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$3,675,393	$(2,059,795)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	357,636	293,941
Gain on extinguishment of debt	(3,773,014)	—
Employee retention credit	(1,276,021)	—
Stock-based compensation	150,655	132,312
Provision for doubtful accounts	52,000	—
Gain on disposal of assets	(9,787)	—
Gain on sale of investment securities	(6,046)	—
Unrealized (gain) loss on investment securities	(18,749)	98,403
Abandonment of intangible assets	7,400	179,944
Non-cash interest expense	—	51,190
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	890,374	5,683,941
Unbilled revenue	424,967	51,389
Inventory	(753,447)	(737,570)
Prepaid assets and other current assets	24,361	117,109
Other assets	(387,847)	532,293
Increase (decrease) in:
Accounts payable	(636,156)	(1,455,881)
Accrued expenses and other current liabilities	378,970	145,848
Deferred revenue	691,867	(1,619,696)
Other liabilities	379,440	—
Net cash provided by operating activities	171,996	1,413,428
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(84,160)	(59,952)
Proceeds from the sale of investment securities	11,637	—
Purchases of intangible assets	(56,349)	(123,252)
Proceeds from sale of assets	9,787	—
Payment of stock issuance costs	—	(1,951)
Distributions to non-controlling interest	(66,168)	(41,740)
Net cash used in investing activities	(185,253)	(226,895)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	1,874,269	1,874,200
Payments on revolving line of credit, net	—	(2,452,329)
Proceeds from exercise of stock options	—	1,200
Net cash provided by (used in) financing activities	1,874,269	(576,929)
Net increase in cash and cash equivalents	1,861,012	609,604
Cash and cash equivalents, beginning of the period	1,490,219	877,676
Cash and cash equivalents, end of the period	$3,351,231	$1,487,280
Supplemental disclosures of cash flows information:
Cash paid for interest	$—	$62,007
Cash paid for taxes	$18,991	$27,791